Exhibit 24.1
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John D. Johnson, John Schmitz and David Kastelic his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any an all capacities, to sign a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, this Power of Attorney has been signed on the 8th day of October, 2008, by the following persons:

Name	Title

/s/ John D. Johnson John D. Johnson	President and Chief Executive Officer (Principal Executive Officer)

/s/ John Schmitz John Schmitz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jodell M. Heller	Vice President and Controller
Jodell M. Heller	(Principal Accounting Officer)

/s/ Michael Toelle	Director and Chairman of the Board
Michael Toelle

/s/ Bruce Anderson	Director
Bruce Anderson

/s/ Donald Anthony Donald Anthony	Director

/s/ Robert Bass	Director
Robert Bass

/s/ Dennis Carlson	Director
Dennis Carlson

/s/ Curt Eischens	Director
Curt Eischens

/s/ Steve Fritel	Director
Steve Fritel

/s/ Robert Grabarski	Director
Robert Grabarski

/s/ Jerry Hasnedl	Director
Jerry Hasnedl

/s/ David Kayser	Director
David Kayser

/s/ James Kile	Director
James Kile

/s/ Randy Knecht	Director
Randy Knecht

Name	Title

/s/ Michael Mulcahey	Director
Michael Mulcahey

/s/ Richard Owen	Director
Richard Owen

/s/ Steve Riegel	Director
Steve Riegel

/s/ Dan Schurr	Director
Dan Schurr

/s/ Duane Stenzel	Director
Duane Stenzel